Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 17, 2015 relating to the consolidated financial statements, which appears in Foamix Pharmaceuticals Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2014.

Tel-Aviv, Israel	Kesselman & Kesselman
February 4, 2016	Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited